Exhibit 99.1
Cepton, Inc. Reports Fourth Quarter and Full Year 2023 Results
SAN JOSE, CA, March 28, 2024 – Cepton, Inc. (“Cepton”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high performance lidar solutions, today announced business updates and financial results for the fourth quarter and full year ended December 31, 2023.
“We are building upon our extensive OEM project experience in commercializing automotive grade lidars, in collaboration with our tier 1 partner, to pursue sourcing wins with global OEMs,” said Jun Pei, Cepton’s Co-Founder and CEO. “At CES 2024, we showcased our best-in-class next generation product, Cepton Ultra, demonstrating our leadership in lidar innovation.”
Business Highlights
Partnership with Koito
•Received non-binding indication of interest from long-term automotive Tier 1 partner, Koito Manufacturing Co., Ltd. (“Koito”), to acquire 100% of our outstanding shares, as disclosed in our 8-K filed on December 21, 2023; the indication of interest is under evaluation.
Automotive
•Continued final round of sourcing discussions with a Top 10 global automotive OEM for long-range lidar
•Received RFQ from a Top 3 global automotive OEM
Smart Infrastructure
•Continued lidar shipments to major airports through our partnership with The Indoor Lab
•Completed a significant development milestone for a major autonomous industrial vehicles OEM using our Nova product
•Incorporated our lidar technology with Koito’s new product, ILLUMIERE™ a detection system designed for smart infrastructure customers; showcased at CES 2024
Technology
•Launched Cepton Ultra, our next generation of high-performance long-range lidar with the smallest form factor in the industry to date, at CES 2024
•Developed and demonstrated MagnoSteer™, our proprietary scanning and imaging technology, one of the top offerings in lidar imaging solutions in the market
Financial Highlights
Revenue and Gross Margin
•Achieved full year 2023 revenue of $13.1 million, an increase of 76% compared to the prior year, and above the full year 2023 revenue guidance provided in our third quarter 2023 earnings release
•Fourth quarter 2023 product revenue was $2.5 million, an increase of 152% compared to the prior year comparable period and a decrease of 35% sequentially
•Fourth quarter 2023 development revenue was $2.5 million, an increase of 314% compared to the prior year comparable period. There was minimal development revenue during the third quarter 2023 (sequential quarter)
•Full year gross margin was 27% and fourth quarter 2023 gross margin was 54%

Net Loss and Non-GAAP Net Loss
•Fourth quarter 2023 GAAP net loss was $8.3 million, or $(0.52) per share, basic and diluted, and full year GAAP net loss was $48.5 million, or $(3.08) per share, basic and diluted
•Fourth quarter 2023 non-GAAP net loss was $6.4 million, or $(0.41) per share, basic and diluted, and full year Non-GAAP net loss was $38.9 million, or $(2.47) per share, basic and diluted
Adjusted EBITDA
•Fourth quarter 2023 adjusted EBITDA was $(7.1) million, and the full year adjusted EBITDA was $(41.2) million
Conference Call Details

Cepton will host a live conference call and webcast to discuss the business updates and results at 2:30 p.m. PT (5:30 p.m. ET) today. The live call can be accessed by dialing 1-877-423-9813 (toll free) or 1-201-689-8573 (international) and by webcast at https://investors.cepton.com/.

A telephonic replay of the conference call will be available approximately three hours after the live call and until April 11, 2024, and can be accessed by dialing 1-844-512-2921 (toll free) or 1-412-317-6671 (international) and entering the passcode 13745079. An archived webcast of the conference call will be accessible on Cepton’s Investor Relations page at https://investors.cepton.com/.
About Cepton, Inc.
Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces, and smart industrial applications. With its patented lidar technology, Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.

Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to automotive customers in the Detroit Metropolitan area. Cepton also has a presence in Germany to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow Cepton on Twitter and LinkedIn. Information on or that can be accessed through our website, our Twitter account, our LinkedIn account, or that is contained in any website to which a hyperlink is provided herein is not part of this press release.
Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements. The statements included above as well as any other statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events or trends or that are not statements of historical matters. Cepton cautions readers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding the indication of interest received from Koito and uncertainty as to the pricing, timing or terms of any transaction with Koito, estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to its customers of Cepton’s products and services, the potential success of Cepton’s marketing and expansion strategies, and the potential for Cepton to achieve design awards.
These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Cepton’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including (1) the conditions affecting the markets in which Cepton operates; (2) the success of Cepton’s strategic relationships, including with Koito, which is not exclusive; (3) fluctuations in sales by Cepton’s major customers; (4) fluctuations in capital spending in the automotive and smart infrastructure markets; (5) negative impact on the global economy and capital markets resulting from macroeconomic conditions, including inflation and rising interest rates, the effects of public health crises, and the potential impact of geopolitical conflicts, such as the ongoing conflicts in Ukraine and the Middle East; (6) changes in applicable laws or regulations; (7) the possibility that Cepton’s business may be adversely affected by other economic, business, or competitive factors; (8) the risk that current trends in the automotive and smart infrastructure markets decelerate or do not continue; (9) errors or material differences in Cepton’s estimates and expectations for its financial performance and growth, including when Cepton will generate positive cash flow from operations; (10) risks relating to the uncertainty of projected financial and operating information, including whether Cepton will be able to achieve its target milestones, its pricing and sales volume targets, and win the engagements contemplated in its projected pipeline, and the ability of OEMs and other strategic partners to re-source or cancel vehicle or technology programs; (11) risks related to future market adoption of Cepton’s offerings; (12) risks related to Cepton’s marketing and growth strategies; (13) the effects of competition on Cepton’s future business; (14) Cepton’s ability to issue equity or equity-linked securities in the future; (15) Cepton’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan, and to comply with the terms of any restrictive, financial or other covenants in the agreements governing such funding, including the consent and other rights granted to Koito as part of Koito’s convertible preferred stock investment; (16) Cepton’s ability to execute its business plans and strategy; (17) the outcome of any legal proceedings that may be instituted against Cepton, including any related to the business combination with Growth Capital Acquisition Corp.; and (18) the other risks and uncertainties indicated from time to time in the reports and documents Cepton files with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K. If any of these risks materialize or any of Cepton’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Cepton does not presently know or that Cepton currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Cepton’s expectations, plans or forecasts of future events and views as of the date of this press release. Cepton anticipates that subsequent events and developments will cause its assessments to change. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Cepton undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.
Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Cepton’s control.
Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as non-GAAP net loss and adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net loss is defined as GAAP net (loss) income excluding stock-based compensation, non-recurring transaction expenses, gain or loss on changes in fair value of earnout liability and warrants, loss on extinguishment of debt, loss on impairment of property and equipment, and foreign currency transaction loss, net. As a result of the cancellation of the GM series production award in December 2023, Cepton recognized an impairment loss of $0.4 million associated with long-lived assets acquired specifically for production of ADAS lidar sensors. This loss is excluded from the calculation of Non-GAAP net loss. Adjusted EBITDA is defined as non-GAAP net loss before interest income or expense, provision for income taxes, and depreciation and amortization.
Cepton believes these non-GAAP financial measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cepton’s financial condition and results of operations. Cepton believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating actual and projected operating results and trends in comparing Cepton’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Cepton also believes that adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Our presentation of adjusted EBITDA should not be considered as an inference that our future results and financial position will be unaffected by unusual items. Cepton does not consider these non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and other amounts that are required by GAAP to be recorded in Cepton’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and other amounts are excluded or included in determining these non-GAAP financial measures.
Cepton, Inc. Contacts
Investors: InvestorRelations@cepton.com
Media: Faithy Li, media@cepton.com
Source: Cepton, Inc.

CEPTON, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Loss and Non-GAAP Adjusted EBITDA(1)
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022 (1)	2023	2022 (1)
Net (loss) income	$(8,320)	$(15,251)	$(48,546)	$9,380
Stock-based compensation	1,583	2,289	8,572	8,243
Non-recurring transaction expenses	—	—	—	3,009
Gain on changes in fair value of earnout liability	—	(3,210)	(827)	(74,078)
Gain on changes in fair value of warrant liability	(98)	(326)	(397)	(2,875)
Loss on extinguishment of debt	—	958	1,123	958
Loss on impairment of property and equipment	387	—	387	—
Foreign currency transaction loss, net	—	2,168	757	2,168
Non-GAAP net loss	(6,448)	(13,372)	(38,931)	(53,195)
Interest expense (income), net	(777)	914	(2,792)	2,511
Provision (benefit) for income taxes	13	(6)	16	16
Depreciation and amortization	126	120	496	344
Non-GAAP adjusted EBITDA	(7,086)	(12,344)	(41,211)	(50,324)

GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.52)	$(0.97)	$(3.08)	$0.64
Diluted	$(0.52)	$(0.97)	$(3.08)	$0.60
Non-GAAP net loss per share attributable to common stockholders:
Basic	$(0.41)	$(0.85)	$(2.47)	$(3.62)
Diluted	$(0.41)	$(0.85)	$(2.47)	$(3.62)
Shares used in computing GAAP net income (loss) per share attributable to common stockholders:
Basic	15,852,949	15,651,523	15,776,387	14,691,793
Diluted	15,852,949	15,651,523	15,776,387	15,572,845
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic	15,852,949	15,651,523	15,776,387	14,691,793
Diluted	15,852,949	15,651,523	15,776,387	14,691,793

(1)	Prior period figures are presented as adjusted for the one-for-ten reverse stock split of the Company's issued common stock (the “Reverse Stock Split”) effective on September 21, 2023.

CEPTON, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2023	2022 (1)
ASSETS
Current assets:
Cash and cash equivalents	$50,406	$31,953
Short-term investments	5,969	3,703
Accounts receivable, net of allowance for credit losses of $0 and $0, respectively	3,625	1,301
Inventories	2,396	2,985
Prepaid expenses and other current assets	1,253	6,272
Total current assets	63,649	46,214
Property and equipment, net	1,450	982
Restricted cash	1,283	2,565
Other assets	10,067	555
Total assets	$76,449	$50,316

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,128	$1,979
Operating lease liabilities, current	1,875	211
Accrued expenses and other current liabilities	4,066	2,265
Short-term debt	—	42,587
Total current liabilities	7,069	47,042
Warrant liability	43	440
Earnout liability	93	920
Operating lease liabilities, non-current	8,720	281
Total liabilities	15,925	48,683

Commitments and contingencies (Note 17)
Convertible preferred stock:
Convertible preferred stock – Par value $0.00001 per share – 5,000,000 shares authorized at December 31, 2023 and 2022; 100,000 shares issued and outstanding at December 31, 2023 (aggregate liquidation preference of $104.1 million at December 31, 2023; no shares issued and outstanding at December 31, 2022;	98,891	—

Stockholders’ equity (deficit):
Common stock – Par value $0.00001 per share – 35,000,000 shares authorized at December 31, 2023 and 2022; 15,861,494 and 15,674,781 shares issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	96,583	88,058
Accumulated other comprehensive income	(345)	(366)
Accumulated deficit	(134,605)	(86,059)
Total stockholders’ equity (deficit)	(38,367)	1,633
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$76,449	$50,316

(1)	Prior period figures are presented as adjusted for the Reverse Stock Split effective on September 21, 2023.

CEPTON, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022 (1)	2023	2022 (1)
Lidar sensor and prototype revenue	$2,457	$974	$10,270	$5,616
Development revenue	2,494	602	2,786	1,810
Total revenue	$4,951	$1,576	$13,056	$7,426

Lidar sensor and prototype cost of revenue	1,804	775	8,939	6,383
Development cost of revenue	451	249	567	849
Total cost of revenue	$2,255	$1,024	$9,506	$7,232
Gross profit	2,696	552	3,550	194

Operating expenses:
Research and development	6,570	8,646	29,879	33,013
Selling, general and administrative	5,322	6,674	24,374	28,629
Total operating expenses	11,892	15,320	54,253	61,642
Operating loss	(9,196)	(14,768)	(50,703)	(61,448)
Other income (expense):
Gain on change in fair value of earnout liability	—	3,210	827	74,078
Gain on change in fair value of warrant liability	98	326	397	2,875
Foreign currency transaction loss, net	—	(2,168)	(757)	(2,168)
Loss on extinguishment of debt	—	(958)	(1,123)	(958)
Other (expense) income, net	14	15	37	(472)
Interest (expense) income, net	777	(914)	2,792	(2,511)
(Loss) income before income taxes	(8,307)	(15,257)	(48,530)	9,396
(Provision) benefit for income taxes	(13)	6	(16)	(16)

Net (loss) income	$(8,320)	$(15,251)	$(48,546)	$9,380

Net income (loss) per share, basic	$(0.52)	$(0.97)	$(3.08)	$0.64
Net income (loss) per share, diluted	$(0.52)	$(0.97)	$(3.08)	$0.60
Weighted-average common shares, basic	15,852,949	15,651,523	15,776,387	14,691,793
Weighted-average common shares, diluted	15,852,949	15,651,523	15,776,387	15,572,845

(1)	Prior period figures are presented as adjusted for the Reverse Stock Split effective on September 21, 2023.

CEPTON, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(48,546)	$9,380
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	496	344
Stock-based compensation	8,572	8,243
Amortization of right-of-use asset	1,596	1,360
Amortization, other	347	1,721
Accretion from short-term investments	(1,157)	(80)
Gain on change in fair value of earnout liability	(827)	(74,078)
Gain on change in fair value of warrant liability	(397)	(2,875)
Loss on impairment of property and equipment	387	—
Loss from extinguishment of debt	1,123	958
Foreign currency transaction loss, net	757	2,168
Other	—	181
Changes in operating assets and liabilities:
Accounts receivable, net	(2,324)	(801)
Inventories	575	(448)
Prepaid expenses and other current assets	4,032	(1,920)
Other long-term assets	202	(296)
Accounts payable	(1,073)	(653)
Accrued expenses and other current liabilities	1,800	99
Operating lease liabilities	(1,086)	(1,611)
Other long-term liabilities	—	311
Net cash used in operating activities	(35,523)	(57,997)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,292)	(760)
Proceeds from sale of property and equipment	36	—
Purchases of short-term investments	(37,806)	(32,368)
Proceeds from sales of short-term investments	—	8,303
Proceeds from maturities of short-term investments	36,700	23,274
Net cash used in investing activities	(2,362)	(1,551)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Business Combination and private offering	—	76,107
Payments of Business Combination and private offering transaction costs	—	(29,031)
Proceeds from issuance of Trinity debt and warrants, net of debt discount	—	9,724
Repayment of Trinity debt	—	(10,400)
Repayment of secured term loan with Koito	(45,220)	—
Proceeds from issuance of secured term loan with Koito	—	39,442
Proceeds from issuance of common stock options	31	1,008
Payment of employee taxes related to vested restricted stock units	(63)	—
Proceeds from convertible preferred stock, net of issuance costs	99,884	—
Proceeds from issuance of common stock	—	1,700
Net cash provided by financing activities	54,632	88,550

Effect of exchange rate changes on cash	424	1,862

Net increase in cash, cash equivalents and restricted cash	17,171	30,864
Cash, cash equivalents and restricted cash, beginning of period	34,518	3,654
Cash, cash equivalents and restricted cash, end of period	$51,689	$34,518